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                                                                    EXHIBIT 99.1

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
         RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS


         I, Ayman Sabi, Chief Executive Officer and Acting Chief Financial Officer, of Roadhouse Grill, Inc., a Florida corporation (the "Company"), hereby certify that:

         (a) The Company's annual report on Form 10-K for the fiscal year ended April 28, 2002 (the "Form 10-K"), fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended;

         (b) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                    *  *  *


CHIEF EXECUTIVE OFFICER AND
ACTING CHIEF FINANCIAL OFFICER


/s/ Ayman Sabi
---------------------------
Ayman Sabi
Date: September 24, 2002